Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267657 on Form S-1 of our report dated August 9, 2022 (September 29, 2022 as to Note 6 and January 19, 2023 as to the effects of the reverse stock split described in Note 2) relating to the financial statements of CaliberCos Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Tempe, Arizona

January 19, 2023